    Exhibit 99.1
Ventas, Inc.    353 North Clark Street, Suite 3300    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports 2024 First Quarter Results

CHICAGO – (BUSINESS WIRE) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the first quarter ended March 31, 2024.

CEO Remarks

“2024 is off to a strong start, led by continued organic growth in our advantaged senior housing operating portfolio (“SHOP”), as we execute against our strategy. Demand-driven accelerating occupancy in SHOP drove our performance in the quarter, as the unprecedented multiyear growth opportunity in senior housing continues to build,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Our business is well positioned to create value as we enable exceptional environments that serve the needs of a large and growing aging population. As a result of the durable strength of our enterprise and strong start to the year, we are updating and improving our guidance for the full year,” Cafaro concluded.

First Quarter and Other 2024 Highlights

•Net Loss Attributable to Common Stockholders (“Net Loss”) per share of ($0.04)

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.78, an increase of over 5% compared to the prior year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 8.2% and Total Company Same-Store Cash NOI* year-over-year growth of 6.7%

•On a Same-Store Cash NOI* basis, SHOP grew more than 15% year-over-year led by the U.S. which grew approximately 18% year-over-year. SHOP Same-Store average occupancy growth accelerated to +240 basis points year-over-year and, combined with RevPOR growth, delivered year-over-year NOI margin expansion
•Year to date, the Company completed several successful capital markets refinancing transactions. In March, Ventas raised Cdn$650 million 5.10% Senior Notes due 2029 and, in April, Ventas extended to 2028 its $2.75 billion unsecured revolving credit facility at improved pricing

•Year to date, the Company closed or is under contract on approximately $350 million of investments focused on senior housing, meeting its previously stated full year investment expectations

•Year to date, the Company issued 2.1 million shares of common stock under its at-the-market program for gross proceeds of $94 million. Proceeds have match funded the senior housing investments completed year to date

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2024 First Quarter Results
May 1, 2024

First Quarter 2024 Enterprise Results

For the First Quarter 2024, reported per share results were:

	Quarter Ended March 31,
	2024	2023	$ Change	% Change
Attributable Net (Loss) Income	($0.04)	$0.04	($0.08)	n/a
Nareit FFO*	$0.72	$0.73	($0.01)	(1%)
Normalized FFO*	$0.78	$0.74	$0.04	5%
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Delivering Profitable Organic Growth in Senior Housing

First quarter average occupancy in the SHOP Same-Store portfolio grew 240 basis points year-over-year, accelerating from growth of 170 basis points in the fourth quarter of 2023 and 120 basis points in full year 2023. Strong demand resulted in elevated move-ins, and first quarter average occupancy outperformed normal seasonal patterns. Tour volumes throughout the first quarter and in April were consistently above prior year levels.

External Growth Opportunities Focused on Senior Housing

Ventas has closed or is under contract on its previously stated full year investment expectations of approximately $350 million focused on senior housing. These senior housing investments exhibit attractive going-in NOI yields with significant NOI growth potential, and priced at below replacement cost, in line with the Company’s investment criteria.

Financial Strength and Flexibility

Ventas’s long-term success is supported by its scale, strong liquidity and access to multiple sources of attractive capital. As of March 31, 2024, the Company had $3.4 billion in liquidity, including availability under its unsecured revolving credit facility and cash and cash equivalents on hand, with no borrowings outstanding under its commercial paper program.

Sustainability Leadership

Ventas received the 2024 ENERGY STAR Partner of the Year Sustained Excellence in Energy Management Award from the U.S. Environmental Protection Agency (EPA), continuing the Company’s strong track record of recognition for its industry-leading corporate sustainability practices that support long-term value creation. This recognition marks Ventas’s second consecutive year earning ENERGY STAR’s highest honor and its fourth consecutive year winning the Partner of the Year Award. More than 175 Ventas-owned buildings received ENERGY STAR certification in 2023, the most certified properties of any healthcare REIT.

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Ventas Reports 2024 First Quarter Results
May 1, 2024

Updated and Improved Full Year 2024 Guidance

The Company is updating and improving its guidance for the full year. The Company’s guidance contains forward-looking statements and is based on a number of assumptions; including select assumptions identified later in this press release. Actual results may differ materially.

	As of 2/14/24	As of 5/1/2024
Attributable Net Income Per Share Range	$0.00 - $0.11	$0.03 - $0.11
Attributable Net Income Per Share Midpoint	$0.06	$0.07
Nareit FFO Per Share Range*	$2.94 - $3.05	$2.98 - $3.06
Nareit FFO Per Share Midpoint*	$3.00	$3.02
Normalized Per Share FFO Range*	$3.07 - $3.18	$3.10 - $3.18
Normalized Per Share FFO Midpoint*	$3.125	$3.14
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Investor Presentation

A first quarter Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its first quarter 2024 Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

First Quarter 2024 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, May 2, 2024 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust focused on delivering strong, sustainable shareholder returns by enabling exceptional environments that benefit a large and growing aging population. The Company’s growth is fueled by its senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas leverages its unmatched operational expertise, data-driven insights from its Ventas Operational InsightsTM platform, extensive relationships and strong financial position to achieve its goal of delivering outsized performance across approximately 1,400 properties. The Ventas portfolio is composed of senior housing communities, outpatient medical buildings, research centers and healthcare facilities in North America and the United Kingdom. The Company benefits from a seasoned team of talented professionals who share a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, NOI and Same-Store Cash NOI. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are
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Ventas Reports 2024 First Quarter Results
May 1, 2024

included in this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments of properties, including our ownership of the properties included in our equitized loan portfolio; (b) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation, including evolving laws and regulations regarding data privacy and cybersecurity and environmental matters, and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities, fines or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) the impact of market and general economic conditions on us, our tenants, managers and borrowers and in areas in which our properties are geographically concentrated, including macroeconomic trends and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in or elevated interest and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (e) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (f) the secondary and tertiary effects of the COVID-19 pandemic on our business, financial condition and results of operations and the implementation and impact of regulations related to the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and other stimulus legislation, including the
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Ventas Reports 2024 First Quarter Results
May 1, 2024

risk that some or all of the CARES Act or other COVID-19 relief payments we or our tenants, managers or borrowers received could be recouped; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, and the financial condition or business prospect of our tenants, managers and borrowers; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (s) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (t) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for or rent from us, which limits our control and influence over such operations and results; (u) our exposure to various operational risks, liabilities and claims from our operating assets; (v) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (w) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the real estate industry, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (x) the risk of damage to our reputation; (y) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (z) the risk of exposure to unknown liabilities from our investments in properties or businesses; (aa) the occurrence of cybersecurity threats and incidents that could disrupt our or our tenants’, managers’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (bb) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (cc) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (dd) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (ee) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (ff) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (gg) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

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Ventas Reports 2024 First Quarter Results
May 1, 2024

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of March 31, 2024	As of December 31, 2023
Assets
Real estate investments:
Land and improvements	$2,573,598	$2,596,274
Buildings and improvements	27,201,303	27,201,381
Construction in progress	416,206	368,143
Acquired lease intangibles	1,440,122	1,448,146
Operating lease assets	318,825	312,142
	31,950,054	31,926,086
Accumulated depreciation and amortization	(10,399,248)	(10,177,136)
Net real estate property	21,550,806	21,748,950
Secured loans receivable and investments, net	29,819	27,986
Investments in unconsolidated real estate entities	601,406	598,206
Net real estate investments	22,182,031	22,375,142
Cash and cash equivalents	632,443	508,794
Escrow deposits and restricted cash	55,966	54,668
Goodwill	1,045,048	1,045,176
Assets held for sale	41,317	56,489
Deferred income tax assets, net	1,767	1,754
Other assets	714,014	683,410
Total assets	$24,672,586	$24,725,433
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,555,194	$13,490,896
Accrued interest	123,157	117,403
Operating lease liabilities	202,197	194,734
Accounts payable and other liabilities	1,020,307	1,041,616
Liabilities related to assets held for sale	7,605	9,243
Deferred income tax liabilities	20,249	24,500
Total liabilities	14,928,709	14,878,392
Redeemable OP unitholder and noncontrolling interests	285,044	302,636
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 404,433 and 402,380 shares outstanding at March 31, 2024 and December 31, 2023, respectively	101,094	100,648
Capital in excess of par value	15,756,414	15,650,734
Accumulated other comprehensive loss	(19,554)	(35,757)
Retained earnings (deficit)	(6,410,144)	(6,213,803)
Treasury stock, 0 and 279 shares issued at March 31, 2024 and December 31, 2023, respectively	(24,970)	(13,764)
Total Ventas stockholders’ equity	9,402,840	9,488,058
Noncontrolling interests	55,993	56,347
Total equity	9,458,833	9,544,405
Total liabilities and equity	$24,672,586	$24,725,433
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Ventas Reports 2024 First Quarter Results
May 1, 2024

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenues
Rental income:
Triple-net leased	$155,368	$149,739
Outpatient medical and research portfolio	218,877	203,004
	374,245	352,743
Resident fees and services	813,304	704,993
Third party capital management revenues	4,296	4,177
Income from loans and investments	1,289	13,589
Interest and other income	6,780	1,743
Total revenues	1,199,914	1,077,245
Expenses
Interest	149,933	128,075
Depreciation and amortization	300,255	282,119
Property-level operating expenses:
Senior housing	609,821	537,222
Outpatient medical and research portfolio	73,938	66,913
Triple-net leased	3,738	3,796
	687,497	607,931
Third party capital management expenses	1,753	1,706
General, administrative and professional fees	48,737	44,798
Loss on extinguishment of debt, net	252	—
Transaction, transition and restructuring costs	4,677	1,386
Allowance on loans receivable and investments	(68)	(8,064)
Shareholder relations matters	15,714	—
Other (income) expense	(1,334)	7,762
Total expenses	1,207,416	1,065,713
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(7,502)	11,532
Loss from unconsolidated entities	(8,383)	(5,623)
Gain on real estate dispositions	341	10,201
Income tax benefit	3,004	2,802
(Loss) income from continuing operations	(12,540)	18,912
Net (loss) income	(12,540)	18,912
Net income attributable to noncontrolling interests	1,772	1,395
Net (loss) income attributable to common stockholders	$(14,312)	$17,517
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.03)	$0.05
Net (loss) income attributable to common stockholders	(0.04)	0.04
Diluted:[1]
(Loss) income from continuing operations	$(0.03)	$0.05
Net (loss) income attributable to common stockholders	(0.04)	0.04
Weighted average shares used in computing earnings per common share
Basic	403,365	399,989
Diluted	407,227	403,792

1 Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.
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Ventas Reports 2024 First Quarter Results
May 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q1 YoY
	2024	2023	Change
	Q1	Q1	’24-’23
Net (loss) income attributable to common stockholders	$(14,312)	$17,517	n/a
Net (loss) income attributable to common stockholders per share[1]	$(0.04)	$0.04	n/a
Adjustments:
Depreciation and amortization on real estate assets	299,614	281,477
Depreciation on real estate assets related to noncontrolling interests	(3,871)	(4,377)
Depreciation on real estate assets related to unconsolidated entities	11,805	10,177
Gain on real estate dispositions	(341)	(10,201)
Gain (loss) on real estate dispositions related to noncontrolling interests	9	(5)
Gain on real estate dispositions and other related to unconsolidated entities	—	(180)
Subtotal: Nareit FFO adjustments	307,216	276,891
Subtotal: Nareit FFO adjustments per share	$0.75	$0.69
Nareit FFO attributable to common stockholders	$292,904	$294,408	(1%)
Nareit FFO attributable to common stockholders per share	$0.72	$0.73	(1%)

Adjustments:
Change in fair value of financial instruments	(9,339)	(583)
Non-cash income tax benefit	(4,696)	(4,299)
Loss on extinguishment of debt, net	252	—
Transaction, transition and restructuring costs	4,677	1,386
Amortization of other intangibles	96	96
Non-cash impact of changes to equity plan	7,561	7,222
Materially disruptive events, net	1,160	4,107
Allowance on loans receivable and investments	(68)	(8,064)
Shareholder relations matters	15,714	—
Other normalizing items[2]	2,357	—
Normalizing items related to noncontrolling interests and unconsolidated entities, net	5,955	2,598
Subtotal: Normalized FFO adjustments	23,669	2,463
Subtotal: Normalized FFO adjustments per share	$0.06	$0.01
Normalized FFO attributable to common stockholders	$316,573	$296,871	7%
Normalized FFO attributable to common stockholders per share	$0.78	$0.74	5%
Weighted average diluted shares	407,227	403,792

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.
[2] Includes adjustments for unusual items, including approximately $2.4 million primarily related to the settlement by one of our operators of class action litigation in our SHOP segment.

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Ventas Reports 2024 First Quarter Results
May 1, 2024

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction, transition and restructuring costs, including transaction, integration and restructuring-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities and noncontrolling interests; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2024 First Quarter Results
May 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of May 1, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$11	$45	$0.03	$0.11

Depreciation and amortization adjustments	1,214	1,214	2.95	2.95

Nareit FFO attributable to common stockholders	$1,225	$1,258	$2.98	$3.06

Other adjustments[3]	51	51	0.12	0.12

Normalized FFO attributable to common stockholders	$1,276	$1,309	$3.10	$3.18
% Year-over-year growth			4%	6%

Weighted average diluted shares (in millions)	411	411

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions
•Close ~$350M of investments focused on senior housing (no further investment activity assumed)
•Dispose of assets for $300M in net proceeds
•FAD capital expenditures of ~$250M
•General and administrative expenses expected to approximate $155M at the guidance midpoint
•Interest expense expected to range from $604M to $614M

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Ventas Reports 2024 First Quarter Results
May 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of February 14, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$0	$47	$0.00	$0.11

Depreciation and amortization adjustments	1,209	1,209	2.94	2.94

Nareit FFO attributable to common stockholders	$1,209	$1,256	$2.94	$3.05

Other adjustments[3]	53	53	0.13	0.13

Normalized FFO attributable to common stockholders	$1,262	$1,309	$3.07	$3.18
% Year-over-year growth			3%	6%

Weighted average diluted shares (in millions)	411	411

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

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Ventas Reports 2024 First Quarter Results
May 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
First Quarter 2024 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended March 31, 2024
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(14,312)
Adjustments:
Interest and other income					(6,780)
Interest expense					149,933
Depreciation and amortization					300,255
General, administrative and professional fees					48,737
Loss on extinguishment of debt, net					252
Transaction, transition and restructuring costs					4,677
Allowance on loans receivable and investments					(68)
Shareholder relations matters					15,714
Other income					(1,334)
Loss from unconsolidated entities					8,383
Gain on real estate dispositions					(341)
Income tax benefit					(3,004)
Net income attributable to noncontrolling interests					1,772
NOI	$203,483	$145,570	$151,630	$3,201	$503,884
Adjustments:
Straight-lining of rental income	—	(3,290)	679	—	(2,611)
Non-cash rental income	—	(2,136)	(11,507)	—	(13,643)
Cash modification fees	—	2,500	—	—	2,500
NOI not included in cash NOI[1]	1,003	(344)	(601)	—	58
Non-segment NOI	—	—	—	(3,201)	(3,201)
Cash NOI	$204,486	$142,300	$140,201	$—	$486,987
Adjustments:
Cash NOI not included in Same-Store	(21,056)	(12,951)	(11,575)	—	(45,582)
Same-Store Cash NOI	$183,430	$129,349	$128,626	$—	$441,405
Percentage increase (decrease)	15.2%	4.9%	(2.0%)		6.7%

1 Excludes sold assets, assets held for sale, development properties not yet operational, land parcels, and third-party capital management revenues.
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Ventas Reports 2024 First Quarter Results
May 1, 2024

	For the Three Months Ended March 31, 2023
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net income attributable to common stockholders					$17,517
Adjustments:
Interest and other income					(1,743)
Interest expense					128,075
Depreciation and amortization					282,119
General, administrative and professional fees					44,798
Transaction, transition and restructuring costs					1,386
Allowance on loans receivable and investments					(8,064)
Other expense					7,762
Loss from unconsolidated entities					5,623
Gain on real estate dispositions					(10,201)
Income tax benefit					(2,802)
Net income attributable to noncontrolling interests					1,395
NOI	$167,771	$136,719	$145,943	$15,432	$465,865
Adjustments:
Straight-lining of rental income	—	(2,345)	1,900	—	(445)
Non-cash rental income	—	(2,573)	(12,340)	—	(14,913)
NOI not included in cash NOI[1]	2,784	(6,218)	(3,799)	—	(7,233)
Non-segment NOI	—	—	—	(15,432)	(15,432)
NOI impact from change in FX	128	—	289	—	417
Cash NOI	$170,683	$125,583	$131,993	$—	$428,259
Adjustments:
Cash NOI not included in Same-Store	(11,491)	(2,247)	(695)	—	(14,433)
NOI impact from change in FX not in Same-Store	—	—	—	—	—
Same-Store Cash NOI	$159,192	$123,336	$131,298	$—	$413,826

1 Excludes sold assets, assets held for sale, development properties not yet operational, land parcels, and third-party capital management revenues.
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Ventas Reports 2024 First Quarter Results
May 1, 2024

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, outpatient medical and research portfolio and triple-net leased properties), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in Same-Store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in Same-Store once substantial completion of work has occurred for the full period in both periods presented. Senior housing operating portfolio and triple-net leased properties that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.
Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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